EXHIBIT 11.1

                                    CRAY INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                 Three months ended            Six months ended
                                                      June 30,                      June 30,
                                                 1999          2000           1999           2000
                                              ----------     --------      ----------      --------
Net income (loss) for common share            $  (6,717)     $  3,308      $  (13,598)     $ (4,697)
                                              =========      ========      ==========      ========
Weighted average common
      shares, basic                              16,677        33,367          15,696        31,492

Net effect of dilutive stock options                               87                            87

Net effect of dilutive warrants                                    18                            18
                                              ---------      --------      ----------      --------
Weighted average common shares,
      diluted                                    16,677        33,472          15,696        31,597
                                              =========      ========      ==========      ========
Earnings (loss) per share, basic              $   (0.40)     $   0.10      $    (0.87)     $  (0.15)
                                              =========      ========      ==========      ========
Earnings (loss) per share, diluted            $   (0.40)     $   0.10      $    (0.87)     $  (0.15)
                                              =========      ========      ==========      ========
Potentially dilutive securities excluded
      from computation because they
      are anti-dilutive                          17,735        19,464          17,735        19,464
                                              =========      ========      ==========      ========